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                                                                     EXHIBIT 77C

RESULTS OF MEETING OF SHAREHOLDERS

COLUMBIA SELECT LARGE-CAP VALUE FUND AND COLUMBIA SELECT SMALLER-CAP VALUE FUND SPECIAL MEETING OF SHAREHOLDERS HELD ON FEB. 15, 2011
(UNAUDITED)

A brief description of the proposals voted upon at the meeting and the votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to each proposal are set forth below. A vote is based on total number of shares outstanding in the Fund.

Columbia Select Large-Cap Value Fund and Columbia Select Smaller-Cap Value Fund

PROPOSAL 1: To elect directors to the Board.*

                              SHARES VOTED "FOR"  SHARES VOTED "WITHHOLD"  ABSTENTIONS  BROKER NON-VOTES
                              ------------------  -----------------------  -----------  ----------------
01. Kathleen Blatz              35,564,981.367         1,460,635.091          0.000          0.000
02. Edward J. Boudreau, Jr.     35,538,781.642         1,486,834.816          0.000          0.000
03. Pamela G. Carlton           35,564,166.280         1,461,450.178          0.000          0.000
04. William P. Carmichael       35,536,110.996         1,489,505.462          0.000          0.000
05. Patricia M. Flynn           35,588,970.252         1,436,646.206          0.000          0.000
06. William A. Hawkins          35,541,064.910         1,484,551.548          0.000          0.000
07. R. Glenn Hilliard           35,468,627.326         1,556,989.132          0.000          0.000
08. Stephen R. Lewis, Jr.       35,538,367.265         1,487,249.193          0.000          0.000
09. John F. Maher               35,564,405.277         1,461,211.181          0.000          0.000
10. John J. Nagorniak           35,534,081.203         1,491,535.255          0.000          0.000
11. Catherine James Paglia      35,588,819.677         1,436,796.781          0.000          0.000
12. Leroy C. Richie             35,561,198.140         1,464,418.318          0.000          0.000
13. Anthony M. Santomero        35,547,972.434         1,477,644.024          0.000          0.000
14. Minor M. Shaw               35,551,095.132         1,474,521.326          0.000          0.000
15. Alison Taunton-Rigby        35,567,965.890         1,457,650.568          0.000          0.000
16. William F. Truscott         35,545,572.715         1,480,043.743          0.000          0.000

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*  All shares of Columbia Select-Large Cap Value Fund and Columbia Select
   Smaller-Cap Value Fund are voted together as a single class for the election of directors.

PROPOSAL 2: To approve a proposed Investment Management Services Agreement with Columbia Management Investment Advisers, LLC.

                                         SHARES VOTED "FOR"  SHARES VOTED "AGAINST"  ABSTENTIONS  BROKER NON-VOTES
                                         ------------------  ----------------------  -----------  ----------------
Columbia Select Large-Cap Value Fund       12,913,729.015          319,594.715       373,906.269   3,160,096.000
Columbia Select Smaller-Cap Value Fund     16,753,581.142          847,603.398       654,527.919   2,002,578.000

PROPOSAL 3: To approve a proposal to authorize Columbia Management Investment Advisers, LLC to enter into and materially amend subadvisory agreements in the future, with the approval of the Fund's Board, but without obtaining shareholder approval.*

                                         SHARES VOTED "FOR"  SHARES VOTED "AGAINST"  ABSTENTIONS  BROKER NON-VOTES
                                         ------------------  ----------------------  -----------  ----------------
Columbia Select Smaller-Cap Value Fund     15,553,629.692          1,959,777.059     742,297.708   2,002,586.000

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*  Proposal 3 was adjourned for Columbia Select Large-Cap Value Fund to a meeting scheduled on Feb. 28, 2011 to provide additional time for further solicitation of this proposal.

RESULTS OF MEETING OF SHAREHOLDERS

COLUMBIA SELECT LARGE-CAP VALUE FUND
SPECIAL MEETING OF SHAREHOLDERS HELD ON FEB. 28, 2011
(UNAUDITED)

A brief description of the proposal voted upon at the adjourned meeting and the votes cast for or against, as well as the number of abstentions and broker non-votes as to the proposal are set forth below. A vote is based on total number of shares outstanding in the Fund.

PROPOSAL: To approve a proposal to authorize Columbia Management Investment Advisers, LLC to enter into and materially amend subadvisory agreements in the future, with the approval of the Fund's Board, but without obtaining shareholder approval.

                                         SHARES VOTED "FOR"  SHARES VOTED "AGAINST"  ABSTENTIONS  BROKER NON-VOTES
                                         ------------------  ----------------------  -----------  ----------------
Columbia Select Large-Cap Value Fund       11,372,628.362          2,960,388.231     460,221.501   2,085,459.000